UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

MANHATTAN ASSOCIATES, INC.

(Exact name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Windy Ridge Parkway Tenth Floor
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 955-7070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 1, 2026, Manhattan Associates, Inc. (“Manhattan”) initiated plans to reduce its global headcount by approximately 6%, leveraging increased operational efficiencies and allowing it to focus investments on key strategic priorities. Manhattan estimates that it will incur expenses, substantially all in cash, of approximately $7 million to $9 million in the second quarter of 2026, consisting of severance and other one-time termination benefits in connection with these actions. Manhattan expects to substantially complete the plan by the end of the second quarter. Manhattan currently intends to exclude the charges associated with these actions from future presentations of its non-GAAP financial measures.

Item 7.01. Regulation FD Disclosure.

Manhattan reaffirms its forward-looking financial guidance for 2026 appearing under the heading “2026 Guidance” in the Company’s press release that was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 21, 2026.

Following publication of this report, any expectations with respect to future financial performance contained in it should be considered historical only, and Manhattan disclaims any obligation to update them.

Pursuant to General Instruction B.2 of Form 8-K, this information under this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

* * * *

Forward-Looking Statements

This report contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this report include, without limitation, estimated expenses incurred in connection with Manhattan’s headcount reduction, the 2026 guidance information reaffirmed under Item 7.01 and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Shareholders and prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including as a result of global instability due to military conflict, including: the military conflict involving the United States, Israel, and Iran, as well as the ongoing war between Russia and Ukraine; disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures; disruption and security breaches; risks related to our products’ technology and customer implementations; risks associated with our use of generative and agentic artificial intelligence; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Manhattan Associates, Inc.

Date:	June 1, 2026	By:	/s/ Linda Pinne
Linda Pinne Senior Vice President, Chief Financial Officer